UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      February 4, 2004 (February 4, 2004)
               Date of Report (Date of Earliest Event Reported)


                           ANTHRACITE CAPITAL, INC.
              (Exact name of Registrant as Specified in Charter)


         Maryland                     001-13937                13-397-8906
------------------------------     -----------------        ------------------
(State or Other Jurisdiction         (Commission            (IRS Employer
of Incorporation)                    File Number)           Identification No.)


     40 East 52nd Street                                   10022
--------------------------------------          ------------------------------
(Address of Principal Executive Offices)                 (Zip Code)


      Registrant's telephone number, including area code: (212) 409-3333


                                      N/A
------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

Anthracite Capital, Inc. (the "Company") reported the following results on February 4, 2004:

On February 4, 2004, the Company reported net income for the fourth quarter of 2003 of $0.25 per share versus $0.11 per share for the same period last year. For the full year ended December 31, 2003 the net loss was $0.34 per share versus net income of $1.18 per share for the year ended December 31, 2002. Based on the $0.28 per share dividend declared on December 11, 2003, and the February 3, 2004 closing price of $11.06 per share, Anthracite's annualized dividend yield is 10.1%.

The pace of reinvestment achieved during the fourth quarter of 2003 is consistent with the portfolio repositioning plan previously disclosed by the Company in September 2003. The Company sold Residential Mortgage Backed Securities ("RMBS") to reduce interest rate volatility and replaced them with predominantly investment grade commercial mortgage backed securities ("CMBS"). (All numbers are thousands, except per share amounts.)

During the fourth quarter of 2003, the Company's commercial real estate assets increased to $1,464,492 representing an 11% increase from the third quarter, and its holdings of RMBS assets after the settlement of $99,551 of RMBS securities sold not yet settled decreased by $220,736 representing a 25% decrease from the third quarter. After the settlement of the sold RMBS, the ratio of commercial real estate assets to the Company's total portfolio, and RMBS to the Company's total portfolio is 68% and 30%, respectively. The Company's considers its total portfolio to be total assets less other assets and receivable for investments sold. The increase in commercial real estate assets of $144,068 is comprised of 73% investment grade CMBS, 23% non-investment grade CMBS, and 4% whole loans.

The Company considers CMBS securities where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). During the twelve months ended December 31, 2003, the Company acquired $140,139 of par of 2003 vintage Controlling Class CMBS. The Company did not acquire new Controlling Class CMBS during the fourth quarter of 2003.

The Company's fourth quarter net interest margin was 2.8%. The net interest margin for the same period last year was 3.8%. The decrease in the net interest margin is attributable to the Company's reduction in RMBS assets and a lower debt to capital ratio compared to the twelve months ended December 31, 2002.

Aggregate leverage at December 31, 2003 is unchanged from September 30, 2003 at 4.4:1 debt to capital. The Company's exposure to changes in short-term interest rates increased during the fourth quarter; as of December 31, 2003, a 50 basis point change in LIBOR would cause the Company's net income to change by $0.01 per share annually.


Investment Activity
The Company's primary focus is to invest in a diverse portfolio of commercial real estate loans and securities. The Company will generally control the credit process of its portfolio. Our objective is to maximize the spread between the loss adjusted income and the cost of financing. As of December 31, 2003, the Company has financed 51% of its commercial real estate loans and securities with match-funded secured collateralized debt obligation ("CDO") debt to minimize the effect on performance of changes in interest rates. The Company plans to issue additional CDO debt in the first half of 2004.

The majority of the Company's commercial real estate investments are in the form of commercial real estate securities. Income from these securities is reported after assuming losses will occur over time. During the fourth quarter of 2003 the Company's loan loss expectations for its commercial real estate securities portfolio did not change. Total expected underlying loan losses remain at 2.06% of original loan balances. None of the Company's underlying loans incurred losses during the fourth quarter. Total losses recognized were 0.41% at the end of the third and fourth quarters. At December 31, 2003, loan delinquencies represented 1.5% of the total unpaid principal balance on the Company's Controlling Class CMBS as compared to 1.4% at the end of the third quarter.

The average yield on the Company's commercial real estate securities (primarily investment grade and below investment grade CMBS, investment grade REIT debt, and CMBS IO's) for the fourth quarter of 2003 was 8.0%, while the average loss adjusted yield on only the below investment grade CMBS was 9.7%. The average cost of financing the commercial real estate securities portfolio during the fourth quarter was 5.0% compared to 5.2% for the third quarter. This reduction is due to the increase in investment grade CMBS. The Company anticipates that its cost of borrowing will increase in the event of an additional CDO offering. Included in net income for the fourth quarter are expenses related to hedging the Company's assets which are not financed through its two CDO's. This hedging expense was $5,539 or $0.11 per share for the fourth quarter.

A breakdown of the commercial real estate securities portfolio net interest income and realized gains for the quarter and year ended December 31, 2003 is as follows:


                                                      For the quarter ended   For the year ended
                                                                  December 31, 2003
                                                    ----------------------------------------------
Interest Income                                                   $26,384             $98,114
Interest Expense*                                                 (12,860)            (48,567)
                                                    ----------------------------------------------
Net Interest Income                                                13,524              49,547
                                                    ----------------------------------------------
Realized Gains                                                          -               1,161
                                                    ==============================================
Net Interest Income and Realized Gains from
Commercial Real Estate Securities                                 $13,524             $50,708
                                                    ==============================================

*Including hedges in the Company's CDOs


The average yield on the Company's commercial real estate loan portfolio for the third and fourth quarters of 2003 was 10.4% and 10.7%, respectively. The total cost of borrowing secured by loan assets is 2.9% and 3.0% respectively. The Company has two committed warehouse lines that can be used to finance these assets. The annualized yield on the Company's investment in Carbon Capital, Inc. which constitutes 29% of the Company's commercial real estate loan portfolio for the year ended December 31, 2003, was 15.1%.

A breakdown of the commercial real estate loan portfolio net interest income for the quarter and year ended December 31, 2003 is as follows:


                                                    For the quarter ended   For the year ended
                                                                December 31, 2003
                                                  -----------------------------------------------
        Interest Income                                       $ 2,828              $10,196
        Interest Expense                                         (163)                (526)
                                                  -----------------------------------------------
        Net Interest Income from Commercial
        Real Estate Loans                                     $ 2,665              $ 9,670
                                                  ===============================================


Book Value
Net book value per share at the end of the fourth quarter was $6.64. The securities of the Company are marked to market based upon market prices provided by dealers. As the Company's portfolio matures, the net book value of credit sensitive CMBS securities held by the Company is expected to increase towards its original purchase cost, provided that the Company's estimates of expected credit losses are accurate. The unrealized loss on all Controlling Class CMBS at December 31, 2003 was $68,079. This amount reflects the amount of recovery (net of expected underlying loan losses) if the portfolio is held to maturity. Net book value per share increased approximately 1.7% from $6.53 at September 30, 2003 due to tighter credit spreads across the Company's portfolio. Since the securities of the Company are marked to market, there can be fluctuations in book value based solely on quarterly changes in credit spreads and interest rates. To the extent that there is a sustained decline in book value due to changes in credit experience or other permanent factors, such declines would effectively reduce earnings.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "potential," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets; (3) the relative and absolute investment performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; and (12) the ability of Anthracite's manager to attract and retain highly talented professionals.

The Company is filing the Anthracite Capital, Inc. Consolidated Statements of Financial Condition and Consolidated Statements of Operations as Exhibit 99.1


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

      99.1 Anthracite Capital, Inc. Consolidated Statements of Financial Condition and Consolidated Statements of Operations.


Item 12. Results of Operations and Financial Condition.

On February 4, 2004, Anthracite Capital, Inc. issued a press release reporting the Company's earnings for the quarter ended December 31, 2003, which the Company is furnishing under this Item 12 as Exhibit 99.2.

                                  Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ANTHRACITE CAPITAL, INC.


                                     By:  /s/ Robert L. Friedberg
                                          -----------------------------
                                         Name:   Robert L. Friedberg
                                         Title:  Vice President and Secretary

                                                   Dated: February 4, 2004

                           ANTHRACITE CAPITAL, INC.
                          CURRENT REPORT ON FORM 8-K
               Report Dated February 4, 2004 (February 4, 2004)



                                 EXHIBIT INDEX

Exhibit No.        Description
----------         -----------

99.1 Anthracite Capital, Inc. Consolidated Statements of Financial Condition and Consolidated Statements of Operations.

99.2               Press Release issued by Anthracite Capital, Inc., dated
                   February 4, 2004.